Registration No. 333-______
                                                   Filed May 23, 2001


                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                              _______________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                             _________________


                            Banknorth Group, Inc.
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   (Exact Name of Registrant as specified in its Articles of Incorporation)


           Maine                                      01-0437984
   ------------------------               --------------------------------
   (State of incorporation)               (IRS Employer Identification No.)


                               P.O. Box 9540
                            Two Portland Square
                        Portland, Maine 04112-9540
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        (Address of principal executive offices, including zip code)


                       1996 Equity Incentive Plan
                               401(k) Plan
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                       (Full Title of the Plans)



William J. Ryan                             Copies to:
Chairman, President and                     Gerard L. Hawkins, Esq.
  Chief Executive Officer                   Kenneth B. Tabach, Esq.
Banknorth Group, Inc.                       Elias, Matz, Tiernan & Herrick LLP
P.O. Box 9540                               734 15th  Street, N.W.
Two Portland Square                         Washington, D.C. 20005
Portland, Maine 04112-9540                  (202) 347-0300
(207) 761-8500
--------------------------------------
(Name, address and telephone number of
agent for service)


                   Index to Exhibits is located on page 5

                     CALCULATION OF REGISTRATION FEE
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 Title of                         Proposed      Proposed Maximum
Securities        Amount      Maximum Offering    Aggregate         Amount of
  to be           to be           Price Per        Offering       Registration
Registered    Registered(1)(2)    Share(5)         Price(5)            Fee
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Common Stock,
 par value
 $.01          7,000,000(3)   $   20.13         $  140,910,000    $  35,227.50

Common Stock,
 par value
 $.01            250,000(4)       20.13              5,032,500        1,258.13
               ---------                           -----------       ---------
     Total     7,250,000                        $  145,942,500    $  36,485.63
               =========                           ===========       =========

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(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares of common stock, par value $.01 per share ("Common Stock"), reserved for issuance pursuant to the 401(k) Plan and the 1996 Equity Incentive Plan (the "1996 Equity Plan") of Banknorth Group, Inc. (the "Company" or "Registrant"), as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(2) Preferred stock purchase rights will be distributed without charge with respect to each share of Common Stock of the Company registered hereby.

(3) Represents the number of additional shares currently reserved for issuance pursuant to the 1996 Equity Plan as a result of an amendment to the 1996 Equity Plan adopted by the Company and approved by stockholders in April 2001, which authorized the issuance of 7,000,000 additional shares of Common Stock pursuant to the 1996 Equity Plan bringing the total number of shares of Common Stock which may be issued pursuant to the 1996 Equity Plan to 13,000,000.

(4) Represents an estimate of such presently undeterminable number of shares as may be purchased with employee contributions pursuant to the 401(k) Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Plan.

(5) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share is equal to the average of the high and low sales prices of the Common Stock on May 17, 2001 as reported by the Nasdaq Stock Market.
                        __________________________

This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R.
Section 230.462.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

             (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000.

             (b) All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the Form 10-K referred to in clause (a) above.

             (c) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form S-4 (File No. 333-95587) filed with the Commission on January 28, 2000.

             (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

    Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable because the Common Stock is registered under Section 12 of the Exchange Act.

ITEM. 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 719 of the MBCA sets forth certain circumstances under which directors, officers, employees and agents may be indemnified against liability which they may incur in their capacity as such. Indemnification may be provided against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred; provided that no indemnification may be provided with respect to any matter where such person shall have been finally adjudicated (i) not to have acted honestly or in the reasonable belief that such action was in or not opposed to the best interests of the corporation or its shareholders, or (ii) with respect to any criminal action, to have had reasonable cause to believe such conduct was unlawful. A corporation may not indemnify a person with respect to any action or matter by or in the right of the corporation as to which that person is finally adjudicated to be liable to the corporation unless the court in which the action was brought determines that, in view of all the circumstances, that person is fairly and reasonably entitled to indemnity for such amounts as the court deems reasonable. To the extent such person has been successful on the merits or otherwise in defense of such action, that person shall be entitled to indemnification. Any indemnification, unless ordered by a court or required in the corporation's bylaws, shall be made only as authorized in the specific case upon a determination by the board of directors that indemnification is proper in the circumstances and in the best interests of the corporation. Expenses incurred in defending an action may be paid by the corporation in advance of the final disposition of that action upon a determination made that the person seeking indemnification satisfied the standard of conduct required for indemnification and receipt by the corporation of a written undertaking by or on behalf of such person to repay that amount if that person is finally adjudicated to not have met such standard or not be entitled to such indemnification. In addition, Section 719 of the MBCA provides that a corporation may purchase and maintain insurance on behalf of directors, officers, employees and agents against liability whether or not the corporation would have the power to indemnify such person against liability under such section. See Title 13-A Maine Revised Statutes Annotated
Section 719.

    Article VI of the Bylaws of the Company provides that the directors, officers, employees and agents of the Company shall be indemnified to the full extent permitted by the MBCA. Such indemnity shall extend to expenses, including attorney's fees, judgments, fines and amounts paid in the settlement, prosecution or defense of the foregoing actions. Directors and officers also may be indemnified pursuant to the terms of various employee benefit plans of the Company. In addition, the Company carries a liability insurance policy for its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable because no restricted securities will be reoffered or resold pursuant to this Registration Statement.

ITEM 8.  EXHIBITS

    The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

    No.     Exhibit                                   Location
    ---     -------                                   --------

    4       Common Stock Certificate                  (1)

    5       Opinion of Elias, Matz, Tiernan
            & Herrick L.L.P. as to the
            legality of the Securities                Filed herewith

    23.1    Consent of KPMG LLP                       Filed herewith

    23.2    Consent of Elias, Matz, Tiernan
            & Herrick L.L.P.
            (contained in the opinion
            included as Exhibit 5)                    --

    24      Power of attorney for any subsequent
            amendments (located in the signature
            pages of this Registration Statement)     --

    99.1    1996 Equity Incentive Plan, as amended    (2)

    99.2    Amended and Restated 401(k) Plan          (3)

    99.3    First Amendment to Amended and
            Restated 401(k) Plan                      (3)

    99.4    Second through the Seventh Amendments
            to the Amended and Restated 401(k) Plan   (4)
     ___________________

    (1) Incorporated by reference from the Company's Registration Statement on Form S-4 (File No. 333-95587) filed with the Commission on January 28, 2000.

    (2) Incorporated by reference from the definitive proxy statement filed by the Company with the Commission on March 21, 2001.

    (3) Incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Commission on March 31, 1997.

    (4) Incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Commission on March 29, 2001.

ITEM 9.     UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,
(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine, on this 22nd day of May 2001.

                                   BANKNORTH GROUP, INC.


                                   By: /s/ William J. Ryan
                                       ------------------------------------
                                       William J. Ryan, Chairman, President
                                        and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints William J. Ryan his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


/s/ Gary R. Bahre                                      May 22, 2001
---------------------
Gary R. Bahre
Director

/s/ Stephen J. Boyle                                   May 22, 2001
---------------------
Stephen J. Boyle
Executive Vice President and
Controller (principal accounting officer)

/s/ P. Kevin Condron                                   May 22, 2001
---------------------
P. Kevin Condron
Director

/s/ George W. Dougan                                   May 22, 2001
---------------------
George W. Dougan
Director

/s/ Luther F. Hackett                                  May 22, 2001
---------------------
Luther F. Hackett
Director

/s/ Dana S. Levensen                                   May 22, 2001
---------------------
Dana S. Levensen
Director

/s/ John M. Naughton                                   May 22, 2001
--------------------
John M. Naughton
Director

/s/ Malcolm W. Philbrook, Jr.                          May 22, 2001
-----------------------------
Malcolm W. Philbrook, Jr.
Director

/s/ Angelo P. Pizzagalli                               May 22, 2001
------------------------
Angelo P. Pizzagalli
Director

/s/ Pamela Plumb                                       May 22, 2001
--------------------
Pamela Plumb
Director

/s/ William J. Ryan                                    May 22, 2000
--------------------
William J. Ryan
Chairman, President and Chief
  Executive Officer
  (principal executive officer)

                                                       May __, 2001
----------------------
Curtis M. Scribner
Director

/s Paul R. Shea                                        May 22, 2001
--------------------
Paul R. Shea
Director

/s/ John E. Veasey                                     May 22, 2001
--------------------
John E. Veasey
Director

/s/ Peter J. Verrill                                   May 22, 2001
--------------------
Peter J. Verrill
Executive Vice President, Chief
 Operating Officer and Treasurer
 (principal financial officer)

/s/ Patrick E. Welch                                   May 22, 2001
--------------------
Patrick E. Welch
Director

    Pursuant to the requirements of the Securities Act of 1933, the plan administrator of the Banknorth Group, Inc. 401(k) Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Portland, State of Maine, on May 22, 2001.

                                  BANKNORTH GROUP, INC. 401(k) PLAN

                                  By: /s/ Susan G. Shorey
                                      -----------------------
                                        Susan G. Shorey
                                        Plan Administrator























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